Exhibit 99.1

Jamba, Inc. Reports Financial Results for First Quarter Fiscal Year 2008

Emeryville, CA — (BUSINESS WIRE) — May 27, 2008 — Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) today reported unaudited financial results for the fiscal first quarter ended April 22, 2008. The Company’s financial statements include the results of its wholly owned subsidiary, Jamba Juice Company.

Fiscal first quarter 2008 (1Q08), 16-week period ended April 22, 2008, compared to fiscal first quarter 2007 (1Q07), 16-week period ended May 1, 2007:

•	Total revenue of $101.6 million, an increase of 13.6% from $89.4 million in 1Q07.

•

Company-owned comparable store sales(1) of (4.2%), compared to 4.2% in 1Q07. In California, company-owned comparable store sales(2) of (5.6%); outside California, company-owned comparable store sales of 0.6%.

•

17 new company-owned stores were opened, compared to 17 new company-owned stores in 1Q07. This brings the total number of company-owned stores to 515 and the total number of system-wide stores (company-owned and franchise-operated stores) to 726.

•	Loss from operations of $19.6 million, compared to loss from operations of $8.0 million in 1Q07. Included in the 1Q08 loss is a $4.0 million store impairment expense, compared to $0.1 million in 1Q07.

•	Net loss of $6.4 million, compared to net income of $11.9 million in 1Q07. Included in the 1Q08 loss is a gain from derivative liabilities of $5.6 million, compared to a $15.2 million gain in 1Q07.

•	Diluted loss per share of ($0.12), compared to diluted earnings per share of $0.20 in 1Q07.

“While our first quarter results did not meet our expectations, I believe that we have the right strategy in place to transform our business to a healthy living company, improve the performance of our existing stores, and increase shareholder value,” said Paul Clayton, Jamba’s ceo. “We’ve further slowed the growth of new stores to shift and intensify our focus on improving the performance of our existing stores. As a result of this new focus, we’ve reorganized our support functions, including a workforce reduction of approximately 53 team members, and engaged in other cost savings measures which we believe will result in a reduction of G&A expenses between $7 - $8 million on an annualized basis. We have also announced the planned closure of 10 stores and proposed termination of leases for seven unopened stores which will also contribute to improved cash flow.”

“In the first quarter we launched our breakfast platform and, while it’s still early and we have limited results, indications appear positive,” Mr. Clayton continued. “We’re seeing an increase in the percentage of sales coming from the morning daypart, which we believe will ultimately translate into increased comparable store sales.”

Footnotes

(1)	Comparable store sales are calculated using sales of stores open at least thirteen full fiscal periods.

(2)	California company-owned stores represent approximately 76% of the revenue in the comparable store sales base.

Webcast and Conference Call Information

Jamba will host a conference call to discuss first quarter 2008 results on May 27, 2008 at 5:00 p.m. ET. The earnings call can be accessed live over the phone by dialing 888-727-7693 or for international callers by dialing 913-312-0666. A simultaneous web cast of the call will be available by visiting www.jamba.com. A replay will be available at 8:00 p.m. ET and can be accessed by dialing 888-203-1112 or 719-457-0820 for international callers; the pin number is 4270392. The replay will be available until June 10, 2008.

About Jamba, Inc.

Jamba, Inc. (NASDAQ:JMBA; NASDAQ:JMBAU; NASDAQ:JMBAW) is a holding company and through its wholly-owned subsidiary, Jamba Juice Company, owns and franchises JAMBA JUICE® stores. JAMBA JUICE is the leading blender of fruit and other naturally healthy ingredients. Founded in 1990, Jamba strives to inspire and simplify healthy living for its customers and employees. As of April 22, 2008, JAMBA JUICE had 726 stores, of which 515 were company-owned and operated. For the nearest location or a complete menu including our new breakfast smoothies with organic granola, please call: 1-866-4R-FRUIT or visit the JAMBA JUICE website at www.jamba.com. Look for Jamba’s ready-to-drink Jamba® bottled Smoothies and Juicies on grocery store shelves.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are statements that are not historical facts. Forward looking statements in this release include improving store performance, G&A savings on an annualized basis, slowing growth of new stores, closing of existing stores, success of breakfast platform. Such forward-looking statements, based upon the current beliefs and expectations of Jamba, Inc.’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the businesses in which Jamba, Inc. is engaged; demand for the products and services that Jamba, Inc. provides; general economic conditions; geopolitical events and regulatory changes; as well as other relevant risks detailed in the Company’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. The Company does not assume any obligation to update the information contained in this press release.

CONTACT

Investor Relations Contact:

Jake Bodden

510.596.0100

Media Contact:

Alecia Pulman

203-682-8200

JAMBA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)	April 22, 2008	January 1, 2008
ASSETS
Current assets:
Cash and cash equivalents	$11,116	$23,016
Restricted cash and investments	—	500
Receivables, net of allowances of $418 and $133	4,072	6,402
Inventories	4,310	3,582
Deferred income taxes	6,095	8,102
Prepaid taxes	5,673	5,814
Prepaid rent	937	3,261
Prepaid expenses and other current assets	2,868	1,607

Total current assets	35,071	52,284

Property, fixtures and equipment, net	129,743	128,861
Trademarks and other intangible assets, net	87,048	87,599
Restricted cash and investments	4,348	4,366
Deferred income taxes	1,001	—
Other long-term assets	3,418	3,066

Total assets	$260,629	$276,176

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,819	$14,487
Accrued compensation and benefits	10,691	6,490
Workers’ compensation and health self-insurance reserves	1,915	1,796
Accrued jambacard liability	24,124	28,576
Short-term borrowings	398	—
Other accrued expenses	8,549	8,277
Derivative liabilities	3,648	9,290

Total current liabilities	66,144	68,916
Long-term workers’ compensation and health insurance reserves	3,123	2,950
Deferred income tax	—	8,443
Deferred rent and other long-term liabilities	13,154	12,359
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.001 par value, 150,000,000 shares authorized, 52,637,131 shares issued and outstanding	53	53
Additional paid-in-capital	353,315	352,184
Accumulated deficit	(175,160)	(168,729)

Total stockholders’ equity	178,208	183,508

Total liabilities and stockholders’ equity	$260,629	$276,176

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Sixteen Week Period Ended
(In thousands except share and per share amounts)	April 22, 2008	May 1, 2007
Revenue:
Company stores	$98,632	$86,161
Franchise and other revenue	2,921	3,224

Total revenue	101,553	89,385

Operating expenses:
Cost of sales	26,379	23,552
Labor costs	37,998	28,865
Occupancy costs	13,379	10,951
Store operating	14,137	11,060
Depreciation and amortization	7,812	5,250
General and administrative	15,299	15,003
Store preopening	1,150	1,163
Store impairment	4,036	100
Other	918	1,489

Total operating expenses	121,108	97,433

Loss from operations	(19,555)	(8,048)
Other income (expense):
Gain from derivative liabilities	5,642	15,150
Interest income	186	1,396
Interest expense	(112)	(111)

Total other income	5,716	16,435

Income / (loss) before income tax	(13,839)	8,387
Income tax benefit	7,408	3,561

Net income (loss)	$(6,431)	$11,948

Weighted-average shares used in computation of earnings (loss) per share:
Basic	52,637,131	51,881,616
Diluted	52,637,131	58,639,086
Earnings (loss) per share:
Basic	$(0.12)	$0.23
Diluted	$(0.12)	$0.20